UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2009
CAPITAL CORP OF THE WEST
(Exact Name of Company as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 G Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)
(209) 580-4040
(Company’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 3, 2009, Capital Corp of the West and its direct and indirect wholly owned subsidiaries Bay View Funding and CSNK Working Capital Finance Corp. entered into an Asset Purchase Agreement for the sale of the factoring business conducted by Bay View Funding to BVF/CSNK Acquisition Corp. Under the Asset Purchase Agreement, Bay View Funding and CSNK Working Capital Finance Corp. sold to the buyer all their interest in factored receivables then held by the seller (approximately $16,000,000), equipment, contract rights, customer deposits, ownership of CSNK Working Capital Finance Corp., rights to the “Bay View Funding” name and related trade name rights, goodwill and related assets, subject to certain exceptions. Subject to final settlement, Sellers have received approximately $5.6 million in net proceeds representing purchase premium, equipment, prepaid expenses and other assets including cash previously deployed as working capital in the factoring business. The balance of the purchase price was applied to repay the outstanding financing against the factored receivables. See item 2.01 below for further information.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 3, 2009, the Company and Bay View Funding completed the sale of the factoring business conducted by Bay View Funding. See item 1.01 above for a description of the transaction. Principals of the purchaser include Ed Sondker and Vince Narez. Mr. Sondker is a managing director of Genesis Financial Consultants of Leawood, Kansas. Mr. Sondker was a minority shareholder of Bay View Funding when it sold the factoring business to the Company in 2007. Mr. Narez is entering into an employment relationship with the purchaser and will be an executive in the factoring business under the new ownership. Mr. Narez was the president and controlling shareholder of Bay View Funding when it sold the factoring business to the Company in 2007. He continued as president of Bay View Funding during its ownership by the Company.
The Company solicited bids for Bay View Funding over a six-week period from persons and entities known to be active in the factoring business and made due diligence information available during that time. The Company ultimately requested proposals, in the form of letters of intent, from three interested parties. The Company selected the purchaser’s proposal because it represented the highest firm price and was considered the most likely to be consummated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West (Company)
Dated: April 9, 2009	By:	/s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer

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